UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 13, 2009

(Date of earliest event reported)

The Eastern Company

(Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – Entry into a Material Definitive Agreement

On November 13, 2009 the Registrant signed an amendment to its Loan Agreement with its lender Bank of America, N.A. (the “Lender”) which modified certain sections of the Loan Agreement dated June 28, 2000 as amended. The amendments are the result of the Registrant’s failure to comply with the fixed charge coverage ratio covenant beginning with the period ended April 4, 2009 and continuing for the periods ended July 4, 2009 and October 3, 2009.

Modifications being agreed to include the following:

•

grant a security interest in all of the Registrant’s personal property assets to the Lender as collateral for all obligations owing from the Registrant to the Lender (including the Registrant’s existing term loan and line of credit), and provide for the Registrant’s consolidated subsidiaries to guarantee the Registrant’s obligations to the Lender;

•	a permanent reduction of the Registrant’s Line of Credit from $12,000,000 to $3,000,000;
•	renew and extend the maturity/termination date of the Revolving Credit Loan and Letter of Credit Facility from November 15, 2009 to May 31, 2010;
•

increase the quarterly fee on the Registrant’s unused line of credit, and change the method for determining the interest rate on the Registrant’s Term Loan and the outstanding balance on the Registrant’s Revolving Credit Loan;

•

restrict the amount of dividends the Registrant can pay to its shareholders in any quarter to an amount not to exceed the sum of $580,000 and permit the payment of such dividends only if the Registrant maintains a minimum $10 million dollar consolidated cash balance on the date the payment is made;

•

modify the fixed charge covenant ratio from a rolling 4 quarters test period to a fixed period beginning April 5, 2009. After, the test period will return to a rolling four (4) quarter period beginning the end of the first quarter of Fiscal 2010.

•	maintain a tangible net worth of not less than $42 million at the end of each fiscal quarter; and
•	maintain a ratio of funded debt to EBITDA (calculated on a rolling 4 quarter basis) at the end of each fiscal quarter on not greater than 2.5 to 1.0.

It is the Registrant’s intention to have the restriction on the payment of dividends removed as quickly as possible, and while no definitive date can be stated, wishes to do so prior to the May 31, 2010 maturity date of the line of credit.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - (d) Exhibits

(10) Fifth Amendment to Loan Agreement between the Registrant and Bank of America, N.A. dated as of November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: November 17, 2009	By: /s/Leonard F. Leganza
Leonard F. Leganza Chairman, President and Chief Executive Officer